Exhibit 99.1

California Pizza Kitchen to Present at the ICR XChange Conference on January 14, 2010

LOS ANGELES--(BUSINESS WIRE)--January 5, 2010--California Pizza Kitchen, Inc. (Nasdaq:CPKI) announced today that management will be presenting at the 12th Annual ICR XChange Conference in Dana Point, California on Thursday, January 14, 2010 at 9:30 a.m. PT.

Interested parties can listen to an audio webcast of the presentation by going to www.cpk.com. A replay of the presentation will be available by the end of the day and will continue to be available for ninety days.

California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain. The Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, soups, appetizers and sandwiches. As of January 5, 2010 the company operates, licenses or franchises 253 locations, of which 205 are company-owned and 48 operate under franchise or license agreements. The Company also has a licensing agreement with Kraft Pizza Company which manufactures and distributes a line of California Pizza Kitchen premium frozen pizzas.

California Pizza Kitchen, Inc. can be found on the internet at www.cpk.com.

CONTACT:
California Pizza Kitchen, Inc.
Media – Sarah Grover
Investors – Sue Collyns
310-342-5000